AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated October 22, 2008, to the Stock Purchase Agreement (as defined below) is made by and among Vector Intersect Security Acquisition Corporation, a Delaware corporation (“Parent”), Cyalume Acquisition Corp., a Delaware corporation (“Purchaser”), Cyalume Technologies, Inc., a Delaware corporation (the “Company”), and GMS Acquisition Partners Holdings, LLC (“Seller”). Any capitalized term not defined herein shall have the meaning for such term specified in the Stock Purchase Agreement.

WHEREAS, Parent, Purchaser, the Company and Seller entered into a Stock Purchase Agreement dated February 14, 2008, (the “Stock Purchase Agreement”); and

WHEREAS, Sections 2.3(c)(ii) and (iii) of the Stock Purchase Agreement set forth certain terms governing the payment of the Estimated Purchase Price to or for the benefit of the Members who hold Series A Preferred Units of Seller as of the Closing Date; and

WHEREAS, Parent, Purchaser, the Company and the Sellers desire to amend the terms of such payments so that the Members holding Series A Preferred Units of Seller shall receive and Parent shall issue additional Parent Common Stock in lieu of an amount in cash equal to $10,000,000.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2.3(c)(ii) of the Stock Purchase Agreement is hereby amended by deleting the number $15,000,000 and replacing it with the number $5,000,000.

2. Section 2.3(c)(iii) of the Stock Purchase Agreement is hereby amended by deleting the number $15,000,000 and replacing it with the number $5,000,000.

3. The Amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Stock Purchase Agreement or any of the documents referred to therein. For the avoidance of doubt, the purpose of this Amendment is to change the form of payment with respect to a portion of the amount payable to the Members holding Series A Preferred Units of Seller, and not to change the aggregate Purchase Price payable under the Stock Purchase Agreement. Whenever the Stock Purchase Agreement is referred to in any agreement, document or instrument, such reference shall be to the Stock Purchase Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Stock Purchase Agreement shall continue in full force and effect.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Stock Purchase Agreement as required by Section 14.2 of the Stock Purchase Agreement, and every defect in fulfilling such requirements for an effective amendment to the Stock Purchase Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No.1 to the Stock Purchase Agreement as of the day and year first above written.

VECTOR INTERSECT ACQUISITION CORP.

By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title: Chief Executive Officer

CYALUME ACQUISITION CORP.

By:	/s/ Yaron Eitan
Name: Yaron Eitan
Title: Director

CYALUME TECHNOLOGIES, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

GMS ACQUISITION PARTNERS HOLDINGS, LLC

By:	/s/ Frank R. Kline
Name: Frank R. Kline
Title: Director